Exhibit 99.1

CalAmp Reports Fourth Quarter and Fiscal Year 2020 Financial Results

Fourth quarter consolidated revenue of $87.2 million, up 3% year-over-year

SaaS revenue of $34.8 million, up 83% year-over-year

Full year SaaS revenue of $124.9 million

IRVINE, CA, May 5, 2020 -- CalAmp (Nasdaq: CAMP), a global technology solutions pioneer transforming the mobile connected economy, today reported financial results for its fourth quarter and fiscal year 2020 ended February 29, 2020.

“Our fourth quarter revenue reflected the supply chain shortages primarily related to the COVID-19 pandemic and softness in demand for our MRM Telematics products that we discussed in our pre-announcement release on March 5, 2020,” said Jeff Gardner, interim president and chief executive officer. “Highlighting the quarter, the Software & Subscription Services business had another quarter of solid growth, further underscoring our progress in transforming our business to a SaaS-based model. As CalAmp’s newly appointed interim president and CEO and a long-time board member, my primary focus is to leverage our broad global scale and sales organization to deliver enhanced performance metrics across the Company.”

“As we navigate the COVID-19 worldwide crisis, our primary concern is the health and safety of all employees who are effectively working remotely by utilizing technologies to support virtual communications across our organization and also with our customers, partners and suppliers. At the same time, I am closely evaluating the entire business for implementing further strategic enhancements, and I remain fully committed to transforming CalAmp into a leading SaaS solutions provider, supported by steady and predictable recurring revenue streams. With our strong balance sheet and recently extended credit line, I believe we are well positioned to manage through these uncertain times and emerge as an even stronger company.”

Fourth Quarter and Fiscal Year 2020 Financial Overview

•	Consolidated revenue was $87.2 million for the fourth quarter and $366.1 million for fiscal year 2020.
•

Software & Subscriptions Services revenue was $34.8 million for the fourth quarter representing an increase of 83% year-over-year primarily due to contribution from the recent acquisitions and solid growth in LoJack® international subscription services.

•

Telematics Systems revenue declined sequentially to $52.4 million due to supply chain shortages related to the COVID-19 pandemic and softer demand for MRM telematics products, while Network & OEM products revenue increased sequentially to $17.9 million due to consistent demand from its largest customer.

•	Total subscribers increased to 1.3 million from 1.0 million a year ago driven by increased subscriptions from the recent acquisitions.
•	Gross margin was 39% for the full year 2020, reflecting the impact of unfavorable product mix and manufacturing variances related to closure of the Company’s U.S. manufacturing facility.
•

GAAP net loss was $79.3 million, or a $2.36 loss per share for fiscal year 2020, which is attributable to non-cash charges for a $19.1 million impairment loss on intangible and other long-lived assets and a $34.6 million valuation allowance recorded against net deferred tax assets.

•	Adjusted basis non-GAAP net income was $15.0 million, or $0.44 per diluted share for fiscal year 2020.
•	Operating cash flow was $11.5 million for fiscal year 2020, with adjusted EBITDA of $36.9 million and adjusted EBITDA margin of 10% .

CalAmp Reports Fiscal Year 2020 Fourth Quarter Financial Results

•	Repurchased $94.9 million in aggregate principal amount of the 1.625% Convertible Senior Notes plus accrued interest with the remaining balance of $27.6 million due on May 15, 2020.
•	Ended the fiscal year 2020 with $107.4 million in cash and cash equivalents and extended the $50 million revolving credit facility with J.P. Morgan through March 2022.

Business and Recent Highlights

•	Launched LoJack’s new Connect Family of subscription services to dealers and drivers across the U.S.
•	Announced availability of new iOn Tags™ and iOn Vision™ powered by the CalAmp Telematics Cloud.
•

Expanded Synovia’s award-winning Here Comes The Bus (HCTB) application’s reach across North America with some school districts currently using HCTB to deliver critically-needed meals to school children during the COVID-19 pandemic.

•	Appointed Arym Diamond with extensive SaaS experience as Senior Vice President & Chief Revenue Officer and Jeff Clark as Senior Vice President of Product Management.

Summary Financial Information:
(In thousands except per share amounts)
	Three Months Ended		Year Ended
	February 29/28,		February 29/28,
Description	2020	2019	2020	2019
Revenues:
Telematics Systems	$52,430	$65,366	$241,212	$287,370
Software & Subscription Services	34,774	19,014	124,895	76,430
	$87,204	$84,380	$366,107	$363,800
Gross profit	$33,338	$33,471	143,303	147,764

Gross margin	38%	40%	39%	41%

Net income (loss)	$(55,827)	$11,263	$(79,304)	$18,398
Net income (loss) per diluted share	$(1.65)	$0.33	$(2.36)	$0.52
Non-GAAP measures:
Adjusted basis net income	$1,121	$9,441	$15,044	$39,808
Adjusted basis net income per diluted share	$0.03	$0.28	$0.44	$1.13
Adjusted EBITDA	$7,780	$10,926	$36,901	$48,215
Adjusted EBITDA margin	9%	13%	10%	13%

	February 29/28,
Description	2020	2019
Cash and marketable securities	$107,404	$274,012
Working capital	116,391	319,905
Deferred revenue	62,156	51,370
Total debt (carrying value)	210,207	275,905

CalAmp Reports Fiscal Year 2020 Fourth Quarter Financial Results

First Quarter Fiscal 2021 Business Outlook

“With the timing, magnitude and duration of the worldwide COVID-19 pandemic virtually impossible to fully ascertain at the present time, we have decided not to provide guidance for the fiscal 2021 first quarter,” said Kurt Binder, CalAmp’s executive vice president and CFO. “With the global work-from-home mandates and the limited access to labor in Malaysia and Mexico, we are seeing a broad impact across our global supply chain that is in turn creating delivery and scheduling challenges for installations. Additionally, visibility into customer demand remains uncertain, especially for end markets such as automotive with a number of dealerships closed throughout the United States and an even more acute impact to those customers in Italy and other areas of Europe. Overall, our team is doing an effective job proactively addressing and managing all of these factors in order to help mitigate the impact to our business. Although we hope to return to providing quarterly guidance as conditions and visibility improve, the current global situation prevents us from accurately doing so at this time.”

Conference Call and Webcast

CalAmp is hosting a conference call for analysts and investors to discuss its fourth quarter and fiscal year 2020 results at 1:30 p.m. Pacific Time today.  Participants can listen in via webcast by visiting the Investor Relations section of our website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days after the call.  The conference call can also be accessed by dialing 833-868-3300 (+1-918-398-8110 for international callers) and using the Conference ID # 6153567. Following the call, an audio replay will also be available by calling 855-859-2056 or +1-404-537-3406 and entering the Conference ID#6153567. The audio replay will be available through May 11, 2020.

About CalAmp

CalAmp (Nasdaq: CAMP) is a global technology solutions pioneer transforming the mobile connected economy. We help reinvent business and improve lives around the globe with technology solutions that streamline complex mobile IoT deployments and bring intelligence to the edge. Our software and subscription-based services, scalable cloud platform and intelligent devices collect and assess business-critical data from mobile assets and their contents. We call this The New How, facilitating efficient decision making, optimizing mobile asset utilization and improving road safety.  CalAmp, headquartered in Irvine, California, has been publicly traded since 1983. LoJack® is a brand of CalAmp and a leader in stolen vehicle recovery and innovative automotive services. For more information, visit calamp.com, or LinkedIn, Facebook, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict” “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the recent coronavirus (COVID-19) pandemic; our ability to successfully and timely accomplish our transformation to a SaaS

CalAmp Reports Fiscal Year 2020 Fourth Quarter Financial Results

company; competitive pressures; pricing declines; demand for our MRM products; rates of growth in our target markets; prolonged disruptions of our contract manufacturers’ facilities or other significant operations; the ongoing diversification of our global supply chain; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to improve gross margin; cost-containment measures; legislative, trade, tariff, and regulatory actions; integration, unexpected charges or expenses in connection with our recent acquisitions; the impact of legal proceedings and compliance risks; implementation of our new ERP system; the impact on our business and reputation from information technology system failures, network disruptions or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. More information on these risks and other potential factors that could affect our financial results is included in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings, which you may obtain for free at the SEC’s website at http://www.sec.gov.  We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, which speak as of their respective dates except as required by law.

Non-GAAP Financial Measures

“GAAP” refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, gain from legal settlement, impairment loss and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted basis net income excludes the impact of intangible assets amortization expense, stock-based compensation, non-cash interest expense, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, gain on legal settlement, income tax provision adjustments, impairment loss and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this announcement.  We use these non-GAAP financial measures to provide investors with additional information about our financial performance and future prospects of our core business activities. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate our results of ongoing operations and enable additional period-to-period comparisons. The presentation of these and other similar items in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

CalAmp Reports Fiscal Year 2020 Fourth Quarter Financial Results

CalAmp, LoJack, TRACKER, Here Comes The Bus and associated logos are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

AT CALAMP:	AT SHELTON GROUP:
Kurtis Binder	Leanne K. Sievers
EVP & CFO	(949) 224.3874
ir@calamp.com	sheltonir@sheltongroup.com

CalAmp Reports Fiscal Year 2020 Fourth Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	February 29/28,		February 29/28,
	2020	2019	2020	2019

Revenues	$87,204	$84,380	$366,107	$363,800
Cost of revenues	53,866	50,909	222,804	216,036
Gross profit	33,338	33,471	143,303	147,764
Operating expenses:
Research and development	6,884	6,279	29,436	27,656
Selling and marketing	15,336	12,126	60,534	49,892
General and administrative	13,009	(6,076)	57,669	31,070
Intangible asset amortization	2,638	2,902	12,321	11,436
Impairment loss	19,143	-	19,143	-
Restructuring	1,280	2,819	4,400	8,015
	58,290	18,050	183,503	128,069
Operating (loss) income	(24,952)	15,421	(40,200)	19,695
Non-operating income (expense):
Investment income	52	2,000	4,497	5,258
Interest expense	(4,098)	(5,160)	(20,096)	(16,726)
Gain on legal settlement	-	2,500	-	18,333
Loss on extinguishment of debt	-	-	(2,408)	(2,033)
Other income (expense)	(139)	49	(113)	(672)
	(4,185)	(611)	(18,120)	4,160
Income (loss) before income taxes and equity in net loss of affiliate and related impairment loss	(29,137)	14,810	(58,320)	23,855
Income tax benefit (provision)	(26,690)	1,826	(20,454)	1,330
Income (loss) before equity in net loss of affiliate and related impairment loss	(55,827)	16,636	(78,774)	25,185
Equity in net loss of affiliate and related impairment loss	-	(5,373)	(530)	(6,787)
Net income (loss)	$(55,827)	$11,263	$(79,304)	$18,398
Earnings (loss) per share:
Basic	$(1.65)	$0.33	$(2.36)	$0.53
Diluted	$(1.65)	$0.33	$(2.36)	$0.52

Shares used in computing earnings
(loss) per share:
Basic	33,915	33,727	33,670	34,589
Diluted	33,915	34,087	33,670	35,294

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CalAmp Reports Fiscal Year 2020 Fourth Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	February 29/28,
	2020	2019
Assets

Current assets:
Cash and cash equivalents	$107,404	$256,500
Short-term marketable securities	-	17,512
Accounts receivable, net	72,273	78,079
Inventories	36,778	32,033
Prepaid expenses and other current assets	21,411	19,373
Total current assets	237,866	403,497

Property and equipment, net	55,878	27,023
Operating lease right-of-use assets	20,626	-
Deferred income tax assets	4,437	22,626
Goodwill	106,335	80,805
Other intangible assets, net	45,895	47,165
Other assets	24,768	22,510

	$495,805	$603,626

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$33,119	$-
Accounts payable	28,450	39,898
Accrued payroll and employee benefits	9,049	8,808
Deferred revenue	34,704	24,264
Other current liabilities	16,153	10,622
Total current liabilities	121,475	83,592

Long-term debt, net of current portion	177,088	275,905
Operating lease liabilities	24,279	-
Other non-current liabilities	35,044	38,476

Stockholders' equity:
Common stock	343	336
Additional paid-in capital	220,482	208,205
Accumulated deficit	(81,531)	(2,227)
Accumulated other comprehensive loss	(1,375)	(661)
Total stockholders' equity	137,919	205,653
	$495,805	$603,626

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CalAmp Reports Fiscal Year 2020 Fourth Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Amounts in thousands)
(Unaudited)

	Year Ended
	February 29/28,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(79,304)	$18,398
Depreciation	19,666	8,580
Intangible asset amortization expense	12,321	11,436
Stock-based compensation expense	12,421	11,029
Amortization of debt issue costs and discount	13,764	11,492
Impairment loss	19,143	-
Impairment of operating lease right-of-use (ROU) assets	1,210	-
Noncash operating lease cost	4,894	-
Revenue assigned to factors	(6,844)	-
Loss on extinguishment of debt	2,408	2,033
Tax benefits on vested and exercised equity awards	-	758
Deferred tax assets, net	18,552	(1,244)
Equity in net loss of affiliate and related impairment loss	530	6,787
Other	599	770
Changes in operating assets and liabilities	(7,816)	(22,299)
NET CASH PROVIDED BY OPERATING ACTIVITIES	11,544	47,740

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and sale of marketable securities	37,055	56,358
Purchases of marketable securities	(19,543)	(50,364)
Capital expenditures	(22,192)	(12,007)
Acquisition, net of cash acquired	(60,652)	(13,031)
Advances to affiliate	(530)	(2,631)
Other	164	(110)
NET CASH USED IN INVESTING ACTIVITIES	(65,698)	(21,785)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of 2025 Convertible Notes	-	230,000
Payment of debt issuance costs of 2025 Convertible Notes	-	(7,305)
Purchase of capped call on 2025 Convertible Notes	-	(21,160)
Repurchase of 2020 Convertible Notes	(94,683)	(53,683)
Proceeds on unwind of note hedge and warrants on 2020 Convertible Notes	-	3,122
Taxes paid related to net share settlement of vested equity awards	(2,007)	(3,603)
Proceeds from exercise of stock options and contributions to employee stock purchase plan	1,870	124
Repurchases of common stock	-	(49,000)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(94,820)	98,495

EFFECT OF EXCHANGE RATE CHANGE ON CASH	(122)	(553)
Net change in cash and cash equivalents	(149,096)	123,897
Cash and cash equivalents at beginning of period	256,500	132,603
Cash and cash equivalents at end of period	$107,404	$256,500

CalAmp Reports Fiscal Year 2020 Fourth Quarter Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission.  We believe that our presentation of historical non-GAAP financial measures provides useful supplementary information to investors.  The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization and stock-based compensation, gain on legal settlement, impairment loss and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of core business operations between its current and past periods.

The reconciliation of GAAP basis net income (loss) to Adjusted basis (non-GAAP) net income is as follows (in thousands except per share amounts):

	Three Months Ended		Year Ended
	February 29/28,		February 29/28,
	2020	2019	2020	2019
GAAP basis net income (loss)	$(55,827)	$11,263	$(79,304)	$18,398

Intangible assets amortization expense	2,638	2,902	12,321	11,436
Stock-based compensation expense	3,043	2,941	12,421	11,029
Non-cash interest expense	2,723	3,182	13,764	10,406
GAAP basis income tax provision (benefit)	26,690	(1,826)	20,454	(1,330)
Equity in net loss of affiliate and related impairment loss	-	5,373	530	6,787
Acquisition and integration related expenses	638	935	2,210	935
Loss on extinguishment of debt	-	-	2,408	2,033
Gain on legal settlement	-	(2,500)	-	(18,333)
Litigation and non-recurring legal expenses	672	(16,273)	6,213	(11,020)
Restructuring	1,280	2,819	4,400	8,015
Impairment loss	19,143	-	19,143	-
Other	271	103	1,534	1,530
Adjusted basis income before income taxes	1,271	8,919	16,094	39,886
Income tax provision (non-GAAP basis) (a)	(150)	522	(1,050)	(78)
Adjusted basis net income	$1,121	$9,441	$15,044	$39,808

Adjusted basis net income per diluted share	$0.03	$0.28	$0.44	$1.13

Weighted average common shares outstanding on a diluted basis	34,162	34,087	33,934	35,294

Other favorable (unfavorable) impacts to Adjusted basis net income (b)
Deferred revenue purchase accounting adjustment	$(1,450)	$-	$(8,622)	$-
Manufacturing variances	(1,849)	(358)	(4,326)	(1,522)
Inventory excess and obsolescence	(1,038)	(1,114)	(2,896)	(2,496)
Total other favorable (unfavorable) impacts to Adjusted basis net income	$(4,337)	$(1,472)	$(15,844)	$(4,018)

CalAmp Reports Fiscal Year 2020 Fourth Quarter Financial Results

The reconciliation of GAAP-basis net income (loss) to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended		Year Ended
	February 29/28,		February 29/28,
	2020	2019	2020	2019

GAAP basis net income (loss)	$(55,827)	$11,263	$(79,304)	$18,398

Investment income	(52)	(2,000)	(4,497)	(5,258)
Interest expense	4,098	5,160	20,096	16,726
Income tax provision (benefit)	26,690	(1,826)	20,454	(1,330)
Depreciation and amortization	8,250	4,880	31,987	20,016
Stock-based compensation	3,043	2,941	12,421	11,029
Equity in net loss of affiliate and related impairment loss	-	5,373	530	6,787
Loss on extinguishment of debt	-	-	2,408	2,033
Acquisition and integration related expenses	638	935	2,210	935
Litigation and non-recurring legal expenses	672	(16,273)	6,213	(11,020)
Gain on legal settlement	-	(2,500)	-	(18,333)
Restructuring	1,280	2,819	4,400	8,015
Impairment loss	19,143	-	19,143	-
Other	(155)	154	840	217
Adjusted EBITDA	$7,780	$10,926	$36,901	$48,215

Other favorable (unfavorable) impacts to Adjusted EBITDA (b)
Deferred revenue purchase accounting adjustment	$(1,450)	$-	$(8,622)	$-
Manufacturing variances	(1,849)	(358)	(4,326)	(1,522)
Inventory excess and obsolescence	(1,038)	(1,114)	(2,896)	(2,496)
Total other favorable (unfavorable) impacts to Adjusted EBITDA	$(4,337)	$(1,472)	$(15,844)	$(4,018)

Revenue	$87,204	$84,380	$366,107	$363,800

Adjusted EBITDA margin	9%	13%	10%	13%

(a)	The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.
(b)

Other favorable (unfavorable) impacts to Adjusted basis net income and Adjusted EBITDA represent financial impacts that cannot be included in these Non-GAAP measures, but management believes can provide insights into underlying operational earnings for the periods presented above. These items include a) deferred revenue purchase accounting adjustment resulting from the recent acquisitions which reduces revenue and gross profit, b) manufacturing variances for  under absorption of labor and overhead into our inventory during the closure of our company’s U.S. manufacturing facility, and c) inventories that are obsolete or in excess of demand forecast.